Exhibit 99.1
This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons is 333 South Grand Avenue, 28th Fl., Los Angeles, CA 90071.
Name of Designated Filer: OCM Crimson Holdings, LLC
Date of Event Requiring Statement: December 22, 2009
Issuer Name and Ticker or Trading Symbol: CXPO

OCM CRIMSON HOLDINGS, LLC
By:	OCM Principal Opportunities Fund IV, L.P.
Its:	Managing Member

By:	OCM Principal Opportunities Fund IV GP, L.P.
Its:	General Partner

By:	OCM Principal Opportunities Fund IV GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Stephen A. Kaplan
	Name:	Stephen A. Kaplan
	Title:	Principal

By:	/s/ Matthew Wilson
	Name:	Matthew Wilson
	Title:	Senior Vice President

OCM PRINCIPAL OPPORTUNITIES FUND IV, L.P.
By:	OCM Principal Opportunities Fund IV GP, L.P.
Its:	General Partner

By:	OCM Principal Opportunities Fund IV GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Stephen A. Kaplan
	Name:	Stephen A. Kaplan
	Title:	Principal

By:	/s/ Matthew Wilson
	Name:	Matthew Wilson
	Title:	Senior Vice President

OCM PRINCIPAL OPPORTUNITIES FUND IV GP, L.P.
By:	OCM Principal Opportunities Fund IV GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Stephen A. Kaplan
	Name:	Stephen A. Kaplan
	Title:	Principal

By:	/s/ Matthew Wilson
	Name:	Matthew Wilson
	Title:	Senior Vice President

OCM PRINCIPAL OPPORTUNITIES FUND IV GP LTD.
By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Stephen A. Kaplan
	Name:	Stephen A. Kaplan
	Title:	Principal

By:	/s/ Matthew Wilson
	Name:	Matthew Wilson
	Title:	Senior Vice President